                                                                     Exhibit 3.2


                                    BYLAWS
                                      OF
                            MOTORS AND GEARS, INC.

                                    Offices
                                    -------

  1. Registered Office and Registered Agent. The location of the registered
     --------------------------------------
office and the name of the registered agent of the corporation in the State of Delaware shall be such as shall be determined from time to time by the board of directors and on file in the appropriate public offices of the State of Delaware pursuant to applicable provisions of law.

  2. Corporate Offices. The corporation may have such other corporate offices
     -----------------
and places of business anywhere within or without the State of Delaware as the board of directors may from time to time designate or the business of the corporation may require.

                                     Seal
                                     ----

  3. Corporate Seal. The corporate seal shall have inscribed thereon the name of
     --------------
the corporation and the words "Corporate Seal, Delaware". The corporate seal may be used by causing it or a facsimile thereof to be impressed, affixed, reproduced or otherwise.

                           Meeting of Stockholders
                           ------------------------

  4. Place of Meetings. All meetings of the stockholders shall be held at the
     -----------------
offices of the corporation or at such other place either within or without the State of Delaware as shall be designated from time to time by the board of directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

  5. Annual Meeting. An annual meeting of the stockholders of the corporation
     --------------
shall be held on September 1 of each year, commencing in 1997, if not a legal holiday, and if a legal holiday, then on the next secular day following, at 10:00 a.m., or at such other date and time as shall be determined from time to time by the board of directors and stated in the notice of the meeting. At the annual meeting the stockholders shall elect directors to serve until the next annual meeting of the stockholders and until their successors are elected and qualified, or until their earlier resignation or removal, and shall transact such other business as may properly be brought before the meeting. The stockholders may transact such other business as may be desired, whether or not the same was specified in the notice of the meeting, unless the consideration of such other business without its having been specified in the notice of the meeting as one of the purposes thereof is prohibited by law.

  6. Special Meetings. Special meetings of the stockholders may be held for any
     ----------------
purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, and may be called by any officer, by the board of directors, or by the holders of, or by any officer or stockholder upon the written request of the holders of, not less than 25 percent of the outstanding stock entitled to vote at such meeting, and shall be called by any officer directed to do so by the board of directors or requested to do so in writing by a majority of the board of directors. Any such written request shall state the purpose or purposes of the proposed meeting. The "call" and the "notice" of any such meeting shall be deemed to be synonymous.

  7. Voting. At all meetings of stockholders every stockholder having the right
     ------
to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than three years prior to said meeting, unless said instrument shall provide for a longer period. Unless otherwise provided by the certificate of incorporation, each stockholder shall have one vote for each share of stock entitled to vote at such meeting registered in his name on the books of the corporation. At all meetings of stockholders, the voting may be by voice vote, except that, unless otherwise provided by the certificate of incorporation, any qualified voter may demand a vote by ballot on any matter, in which event such vote shall be taken by ballot.

  8. Quorum. The holders of a majority of the stock issued and outstanding and
     ------
entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of any business, except as otherwise provided by law, by the certificate of incorporation or by these bylaws. Every decision of a majority in the amount of stock of such quorum shall be valid as a corporate act, except in those specific instances in which a larger vote is required by law or by the certificate of incorporation or by these bylaws.

  At any meeting at which a quorum shall not be present, the holders of a majority of the stock present in person or by proxy at such meeting shall have power successively to adjourn the meeting from time to time to a specified time and place, without notice to anyone other than announcement at the meeting, until a quorum shall be present in person or by proxy. At such adjourned meeting at which a quorum shall be present in person or by proxy, any business may be transacted which might have been transacted at the original meeting which was adjourned. If the adjournment is for more than 30 days, or if after adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

  9. Stock Ledger. The original or duplicate stock ledger shall be the only
     ------------
evidence as to who are the stockholders entitled to examine the list required under Section 10 of these bylaws or the books of the corporation, or to vote in person or by proxy at any meeting of the stockholders.

  10. Stockholders List. The secretary or assistant secretary, who shall have
      -----------------
charge of the stock ledger, shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting during ordinary business hours for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

  11. Notice. Written or printed notice of each meeting of the stockholders,
      ------
whether annual or special, stating the place, date, and hour of the meeting, and, in the case of a special meeting, the purpose or purposes thereof, shall be given, either personally or by mail, to each stockholder of record of the corporation entitled to vote at such meeting not less than 10 days nor more than 60 days prior to the meeting. The board of directors may fix in advance a date, which shall not be more than 60 nor less than 10 days preceding the date of any meeting of the stockholders, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof; provided, however, that the board of directors may fix a new record date for any adjourned meeting.

  12. Action by Stockholders Without Meeting. Any action required by law to be
      --------------------------------------
taken at any annual or special meeting of stockholders of the corporation, or any other action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice, and without a vote, if a consent in writing setting forth the action so taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of any taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                              Board of Directors
                              ------------------

  13. Powers: Number; Term; Qualification. The management of all the affairs,
      -----------------------------------
property, and business of the corporation shall be vested in a board of directors. Unless required by the certificate of incorporation, directors need not be stockholders. In addition to the powers and authorities these bylaws and the certificate of incorporation have expressly conferred upon it, the board of directors may exercise all such powers of the corporation, and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these bylaws directed or required to be exercised or done by the stockholders. The number of directors shall be as provided from time to time by resolution duly adopted by the holders of a majority of the outstanding shares entitled to vote thereon or by a majority of the whole board of directors. Each director shall hold office until his successor shall have been elected and qualified or until his earlier resignation and removal. Each director, upon his election, shall be deemed to have qualified by filing with the corporation his written acceptance of such office, which shall be placed in the minute book, or by his attendance at, or consent to action in lieu of, any regular or special meeting of directors. Any director may resign at any time by filing a written resignation with the secretary of the corporation and, unless a later date is fixed by its terms, said resignation shall be effective from the filing thereof.

  14. Vacancies. Vacancies and newly created directorships resulting from any
      ---------
increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, unless it is otherwise provided in the certificate of incorporation or bylaws, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and qualified, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

  15. Meetings of the Newly Elected Board. The first meeting of the members of
      -----------------------------------
each newly elected board of directors shall be held (i) at such time and place either within or without the State of Delaware as shall be suggested or provided by resolution of the stockholders at the meeting at which such newly elected board was elected, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present; or

(ii) if not so suggested or provided for by resolution of the stockholders or if a quorum shall not be present, at such time and place as shall be consented to in writing by a majority of the newly elected board of directors, provided that written or printed notice of such meeting shall be given to each of the other directors in the same manner as provided in Section 17 of these bylaws with respect to the giving of notice for special meetings of the board, except that it shall not be necessary to state the purpose of the meeting in such notice; or
(iii) regardless of whether the time and place of such meeting shall be suggested or provided for by resolution of the stockholders, at such time and place as shall be consented to in writing by all of the newly elected directors.

  16. Regular Meeting. Regular meetings of the board of directors may be held
      ---------------
without notice at such times and places either within or without the State of Delaware as shall from time to time be fixed by resolution adopted by the full board of directors. Any business may be transacted at a regular meeting.

  17. Special Meeting. Special meetings of the board of directors may be called
      ---------------
at any time by the president, any vice president or the secretary, or by any two or more of the directors. The place may be within or without the State of Delaware as designated in the notice.

  18. Notice of Special Meeting. Written or printed notice of each special
      -------------------------
meeting of the board of directors, stating the place, day, and hour of the meeting and the purpose or purposes thereof, shall be mailed to each director addressed to him at his residence or usual place of business at least two days before the day on which the meeting is to be held, or shall be sent to him by telegram, or delivered personally, at least one day before the day on which the meeting is to be held. The notice may be given by any officer having authority to call the meeting. "Notice" and "call" with respect to such meetings shall be deemed to be synonymous. Any meeting of the board of directors shall be a legal meeting without any notice thereof having been given if all directors shall be present thereat.

  19. Quorum. Unless otherwise required by law, the certificate of incorporation
      ------
or these bylaws, a majority of the total number of directors shall be necessary at all meetings to constitute a quorum for the transaction of business, and except as may be otherwise provided by law, the certificate of incorporation or these bylaws, the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors.

  If at least one-third of the whole board of directors is present at any meeting at which a quorum is not present, a majority of the directors present at such meeting shall have power successively to adjourn the meeting from time to time to a subsequent date, without notice to any director other than announcement at the meeting. At such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the original meeting which was adjourned.

  20. Attendance by Telephone. Unless otherwise restricted by the certificate of
      -----------------------
incorporation, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of such board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting.

  21. Committees. The board of directors may, by resolution or resolutions
      ----------
passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more directors of the corporation. The board of directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in said resolution or resolutions or in these bylaws, shall have and may exercise all of the powers of the board of directors in the management of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; provided, however, that in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors. All committees so appointed shall, unless otherwise provided by the board of directors, keep regular minutes of the transactions of their meetings and shall cause them to be recorded in books kept for that purpose in the office of the corporation and shall report the same to the board of directors at its next meeting. The secretary or an assistant secretary of the corporation may act as secretary of the committee if the committee so requests.

  22. Compensation. The board of directors may, by resolution, fix a sum to be
      ------------
paid directors for serving as directors of this corporation and may, by resolution, fix a sum which shall be allowed and paid for attendance at each meeting of the board of directors and in each case may provide for reimbursement of expenses incurred by directors in attending each meeting; provided that nothing herein contained shall be construed to preclude any director from serving this corporation in any other capacity and receiving his regular compensation therefor, Members of special or standing committees may be allowed like compensation for attending committee meetings.

  23. Resignation. Any director may resign at any time by giving a written
      -----------
notice to the chairman of the board of directors, the president, or the secretary of the corporation. Such resignation shall take effect at the time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

  24. Indemnification of Directors and Officers. Each person who is or was a
      -----------------------------------------
director or officer of the corporation or is or was serving at the request of the corporation as a director or officer of another corporation (including the heirs, successors, executors or administrators, or estate of such persons) shall be indemnified by the corporation as of right to the full extent permitted or authorized by the laws of the State of Delaware, as now in effect and as hereafter amended, against any liability, judgment, fine, amount paid in settlement, cost, and expense (including attorneys' fees) asserted or threatened against and incurred by such person in his capacity as or arising out of his status as a director or officer of the corporation or, if serving at the request of the corporation, as a director or officer of another corporation. The indemnification provided by this bylaw provision shall not be exclusive of any other rights to which those indemnified may be entitled under any other bylaws or under any agreement, vote of stockholders or disinterested directors or otherwise, and shall not limit in any way any right which the corporation may have to make different or further indemnification with respect to the same or different persons or classes of persons.

  25. Action by Directors without Meeting. Unless otherwise restricted by the
      -----------------------------------
certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the board of directors or any committee thereof may be taken without a meeting if all members of the board of directors or of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

                                   Officers
                                   --------

  26. (a) Officers - Who Shall Constitute. The officers of the corporation shall
          -------------------------------
consist of a chairman of the board of directors, a president, one or more vice presidents, a secretary, and a treasurer, each of whom shall be elected by the board of directors at their first meeting after the annual meeting of the stockholders. The board of directors may also designate additional assistant secretaries and assistant treasurers. In the discretion of the board of directors, the office of chairman of the board of directors may remain unfilled. The chairman of the board of directors (if any) shall at all times be, and other officers may be, members of the board of directors. Any number of offices may be held by the same person.

  An officer shall be deemed qualified when he enters upon the duties of the office to which he has been elected or appointed and furnishes any bond required by the board; but the board may also require of such person his written acceptance and promise faithfully to discharge the duties of such office.

  (b) Term. Each officer of the corporation shall hold his office at the
      ----
pleasure of the board of directors or for such other period as the board may specify at the time of his election or appointment, or until his death, resignation, or removal by the board, whichever first occurs. In any event, each officer of the corporation who is not re-elected or re-appointed at the annual meeting of the board of directors next succeeding his election or appointment and at which any officer of the corporation is elected or appointed shall be deemed to have been removed by the board, unless the board provides otherwise at the time of his election or appointment.

  (c) Other Officers and Agents. The board of directors from time to time may
      -------------------------
also appoint such other officers and agents for the corporation as it shall deem necessary or advisable, each of whom shall serve at the pleasure of the board or for such period as the board may specify, and shall exercise such powers, have such titles, and perform such duties as shall be determined from time to time by the board or by an officer empowered by the board to make such determinations.

  27. President. The president shall be the chief executive officer of the
      ---------
corporation with such general executive powers and duties of supervision and management as are usually vested in the office of the chief executive officer of a corporation and he shall carry into effect all directions and resolutions of the board of directors. The president shall preside at all meetings of the stockholders and directors.

  The president may execute all bonds, notes, debentures, mortgages, and other instruments for and in the name of the corporation, and may cause the corporate seal to be affixed thereto.

  Unless the board of directors otherwise provides, the president, or any person designated in writing by him, shall have full power and authority on behalf of this corporation (i) to attend and to vote or take action at any meeting of the holders of securities of corporations in which this corporation may hold securities, and at such meetings shall possess and may exercise any and all rights and powers incident to being a holder of such securities and which as the holder thereof this corporation may have possessed and exercised if present, and
(ii) to execute and deliver waivers of notice and proxies for and in the name of the corporation with respect to any such securities held by this corporation.

  He shall, unless the board of directors otherwise provides, be ex officio a member of all standing committees.

  He shall have such other or further duties and authority as may be prescribed elsewhere in these bylaws or from time to time by the board of directors.

  28. Vice President. In the absence of the president or in the event of his
      --------------
disability, inability, or refusal to act, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated by the board, or in the absence of any designation, then in the order of their election) shall perform the duties and exercise the powers of the president, and shall perform such other duties as the board of directors may from time to time prescribe.

  29. Secretary and Assistant Secretaries. The secretary may attend all sessions
      -----------------------------------
of the board of directors and all meetings of the stockholders, and shall record or cause to be recorded all votes taken and the minutes of all proceedings in a minute book of the corporation to be kept for that purpose. He shall perform like duties for committees when requested to do so by the board of directors or any such committee.

  It shall be the principal responsibility of the secretary to give, or cause to be given, notice of all meetings of the stockholders and of the board of directors, but this shall not lessen the authority of others to give such notice as is authorized elsewhere in these bylaws.

  The secretary shall see that all books, records, lists, and information, or duplicates, required to be maintained in the State of Delaware or elsewhere, are so maintained.

  The secretary shall keep in safe custody the seal of the corporation and shall have the authority to affix the seal to any instrument requiring it, and when so affixed, he shall attest the seal by his signature. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

  The secretary shall perform such other duties and have such other authority as may be prescribed elsewhere in these bylaws or from time to time by the board of directors or the chief executive officer of the corporation, under whose direct supervision he shall be.

  In the absence of the secretary or in the event of his disability, inability, or refusal to act, the assistant secretary (or in the event there be more than one assistant secretary, the assistant secretaries in the order designated by the board of directors, or in the absence of any designation, then in the order of their election) may perform the duties and exercise the powers of the secretary, and shall perform such other duties as the board of directors may from time to time prescribe.

  30. Treasurer and Assistant Treasurers. The treasurer shall have
      ----------------------------------
responsibility for the safekeeping of the funds and securities of the corporation, shall keep or cause to be kept full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall keep, or cause to be kept, all other books of account and accounting records of the corporation. He shall deposit or cause to be deposited all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors or by any officer of the corporation to whom such authority has been granted by the board of directors.

  He shall disburse, or permit to be disbursed, the funds of the corporation as may be ordered, or authorized generally, by the board of directors, and shall render to the chief executive officer of the corporation and the directors whenever they may require it, an account of all his transactions as treasurer and of those under his jurisdiction, and of the financial condition of the corporation.

  He shall perform such other duties and shall have such other responsibility and authority as may be prescribed elsewhere in these bylaws or from time to time by the board of directors.

  He shall have the general duties, powers, and responsibilities of a treasurer of a corporation.

  If required by the board of directors, he shall give the corporation a bond in a sum and with one or more sureties satisfactory to the board, for the faithful performance of the duties of his office, and for the restoration to the corporation, in the case of his death, resignation, retirement, or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in his possession or under his control which belong to the corporation.

  In the absence of the treasurer or in the event of his disability, inability, or refusal to act, the assistant treasurer (or in the event there be more than one assistant treasurer, the assistant treasurers in the order designated by the board of directors, or in the absence of any designation, then in the order of their election) may perform the duties and exercise the powers of the treasurer, and shall perform such other duties and have such other authority as the board of directors may from time to time prescribe.

  31. Duties of Officers May be Delegated. If any officer of the corporation be
      -----------------------------------
absent or unable to act, or for any other reason that the board of directors may deem sufficient, the board may delegate for the time being some or all of the functions, duties, powers, and responsibilities of any officer to any other officer, or to any other agent or employee of the corporation or other responsible person, provided a majority of the whole board of directors concurs therein.

  32. Removal. Any officer or agent elected or appointed by the board of
      -------
directors, and any employee, may be removed or discharged, with or without cause, at any time by the affirmative vote of a majority of the board of directors, but such removal or discharge shall be without prejudice to the contract rights, if any, of the person so removed or discharged.

  33. Salaries. Salaries and other compensation of all elected officers of the
      --------
corporation shall be fixed, increased or decreased by the board of directors, but this power, except as to the salary or compensation of the president, may, unless prohibited by law, be delegated by the board to the president, or may be delegated to a committee. Salaries and compensation of all other appointed officers, agents, and employees of the corporation may be fixed, increased or decreased by the board of directors, but until action is taken with respect thereto by the board of directors, the same may be fixed, increased or decreased by the president or such other officer or officers as may be designated by the board of directors to do so.

  34. Delegation of Authority. The board of directors from time to time may
      -----------------------
delegate to the president or other officer or executive employee of the corporation, authority to hire, discharge, fix, and modify the duties, salary, or other compensation of employees of the corporation under their jurisdiction, and the board may delegate to such officer or executive employee similar authority with respect to obtaining and retaining for the corporation the services of attorneys, accountants, and other experts.

                                     Stock
                                     -----

  35. Certificates. Certificates of stock shall be issued in numerical order,
      ------------
and each stockholder shall be entitled to a certificate signed by the president or a vice president, and by the treasurer or an assistant treasurer or the secretary or an assistant secretary, certifying to the number of shares owned by the stockholder. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, such certificate may nevertheless be issued by the corporation with the same effect as if such officer, transfer agent, or registrar who signed such certificate, or whose facsimile signature shall have been placed thereon, had not ceased to be such officer, transfer agent, or registrar of the corporation.

  36. Transfer. Transfers of stock shall be made only upon the transfer books of
      --------
the corporation, kept at the office of the corporation or respective transfer agents designated to transfer the several classes of stock, and before a new certificate is issued the old certificate shall be surrendered for cancellation. Until and unless the board of directors appoints some other person, firm, or corporation as its transfer agent or transfer clerk (and upon the revocation of any such appointment, thereafter until a new appointment is similarly made) the secretary of the corporation shall be the transfer agent or transfer clerk of the corporation without the necessity of any formal action of the board, and the secretary, or any person designated as him, shall perform all of the duties thereof.

  37. Registered Stockholders. Registered stockholders only shall be entitled to
      -----------------------
be treated by the corporation as the holders and owners in fact of the shares standing in their respective names and the corporation shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by the laws of the State of Delaware.

  38. Lost Certificates. The board of directors may direct a new certificate or
      -----------------
certificates to be issued in place of any certificate or certificates theretofore issued by the corporation, alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate or certificates to be lost, stolen, or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his legal representative, to give the corporation and its transfer agents and registrars, if any, a bond in such sum as it may direct to indemnify it against any claim that may be made against it with respect to the certificate or certificates alleged to have been lost, stolen, or destroyed.

  39. Regulations. The board of directors shall have power and authority to make
      -----------
all such rules and regulations as it may deem expedient concerning the issue, transfer, conversion, and registration of certificates for shares of the capital stock of the corporation, not inconsistent with the laws of the State of Delaware, the certificate of incorporation of the corporation and these bylaws.

  40. Fixing Record Date. In order that the corporation may determine the
      ------------------
stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting except that the board of directors may fix a new record date for the adjourned meeting.

                             Dividends and Finance
                             ---------------------

  41. Dividends. Dividends upon the outstanding shares of the corporation,
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subject to the provisions of the certificate of incorporation and of any applicable law and of these bylaws, may be declared by the board of directors at any meeting. Subject to such provisions, dividends may be paid in cash, in property, or in shares of the capital stock of the corporation.

  42. Moneys. The moneys of the corporation shall be deposited in the name of
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the corporation in such bank or banks or trust company or trust companies as the board of directors shall designate, and shall be drawn out only by check signed by persons designated by resolution adopted by the board of directors, except that the board of directors may delegate said powers in the manner hereinafter provided in this Section 42 of these bylaws. The board of directors may by resolution authorize an officer or officers of the corporation to designate any bank or banks or trust company or trust companies in which moneys of the corporation may be deposited, and to designate the person or persons who may sign checks drawn on any particular bank account or bank accounts of the corporation, whether created by direct designation of the board of directors or by an authorized officer or officers as aforesaid.

  43. Fiscal Year. The board of directors shall have power to fix and from time
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to time change the fiscal year of the corporation. In the absence of action by the board of directors, however, the fiscal year of the corporation shall end each year on the date which the corporation treated as the close of its first fiscal year, until such time, if any, as the fiscal year shall be changed by the board of directors.

                               Books and Records
                               -----------------

  44. Books Accounts and Records. The books, accounts, and records of the
      --------------------------
corporation, except as may be otherwise required by the laws of the State of Delaware, may be kept outside the State of Delaware, at such place or places as the board of directors from time to time determine. The board of directors shall determine whether, to what extent and the conditions upon which the accounts and books of the corporation, or any of them, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account or book or document of the corporation, except as conferred by law or by resolution of the stockholders.

                                    Notice
                                    ------

  45. Provisions. Whenever the provisions of the statutes of the State of
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Delaware, the certificate of incorporation or these bylaws require notice to be given to any director, officer, or stockholder, they shall not be construed to required actual personal notice. Notice by mail may be given in writing by depositing the same in a post office or letter box, in a post paid, sealed wrapper, addressed to such director, officer, or stockholder at his or her address as the same appears in the books of the corporation, and the time when the same shall be mailed shall be deemed to be the time of the giving of such notice. If notice be given by telegraph, such notice shall be deemed to be given when the same is delivered to the telegraph company.

  46. Waiver. Whenever any notice is required to be given under the provisions
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of the statutes of the State of Delaware or of the certificate of incorporation or of these bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting need be specified in any written waiver of notice unless so required by the certificate of incorporation or the bylaws.

                                  Amendments
                                  ----------

  47. Amendments. These bylaws may be altered, amended or repealed by the
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affirmative vote of a majority of the shares of stock issued and outstanding and entitled to vote thereon, or, if the certificate of incorporation so provides, by the board of directors at any meeting thereof.